UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2007

NETBANK, INC.
 (Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

Goodwill

At June 30, 2007, the carrying value of the goodwill that NetBank, Inc. (the “Company”) assigned to its subsidiary, Market Street Mortgage Corporation (“Market Street”), the Company’s wholly-owned retail mortgage business, was approximately $24.6 million.  In accordance with generally accepted accounting principles (“GAAP”), the Company evaluates the carrying value of goodwill assigned to its subsidiaries on an annual basis and also on an interim basis if events indicate possible impairment.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 21, 2007, the Company announced that it was exploring strategic alternatives regarding Market Street.  Based on the information the Company obtained during the course of its consideration of such other opportunities for Market Street, and the likelihood of execution of one or more of such other opportunities, the Company determined that an event indicative of impairment had occurred with respect to Market Street.

As a result, the Company evaluated the carrying value of goodwill of Market Street, and on August 2, 2007, authorized officers of the Company concluded that a material impairment charge with respect to the carrying value of goodwill assigned to Market Street is required under GAAP.  As a result, for the second quarter ending June 30, 2007, the Company expects to record a non-cash impairment charge of approximately $24.6 million (both pre-tax and after tax) for the impairment of goodwill assigned to Market Street.

Furniture, Equipment, and Capitalized Software Costs

At June 30, 2007, the net carrying value of certain long-lived assets (primarily consisting of furniture, equipment, and capitalized software costs) owned by NetBank, FSB (“NetBank”), a wholly-owned subsidiary of the Company, and by its third-party conforming mortgage business, NetBank Funding Services (“NFS”), was approximately $25.8 million.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2007, NetBank entered into an Asset Purchase Agreement with EverBank dated May 18, 2007, providing for the transfer of certain assets (other than the long-lived assets mentioned above) and liabilities of NetBank.  In addition, the Company simultaneously implemented a plan to shut down NFS during the second and third quarters of 2007.

As a result of the Asset Purchase Agreement with EverBank and the planned shut down of NFS, the Company determined that indicators of impairment existed with respect to the long-lived assets owned by NetBank and by NFS.   Based upon the information obtained in connection with this process, on August 2, 2007, authorized officers of the Company concluded that a material impairment charge with respect to the carrying value of these long-lived assets is required under GAAP.  As a result, for the second quarter ending June 30, 2007, the Company expects to record a non-cash impairment charge of approximately $25.0 million (both pre-tax and after tax) for the impairment of long-lived assets owned by NetBank and by NFS.

None of the impairment charges is expected to result in any future cash expenditures.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2007, in relation to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”), the Company received a written decision from the NASDAQ Stock Market (“NASDAQ”) granting the Company’s request for continued listing on NASDAQ, subject to certain conditions.  As a condition to continued listing, the Company was required file the Form 10-K and the Form 10-Q with the SEC on or before July 18, 2007 and make a written submission to the Panel addressing the Company’s plan and ability to sustain long term compliance with all requirements for continued listing on NASDAQ.  As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2007, the Company was unable to file the Form 10-K and the Form 10-Q with the SEC on or before the NASDAQ deadline and requested from NASDAQ an extension of time to file the Form 10-K and Form 10-Q.

On August 3, 2007, the Company received a notice of delisting from NASDAQ stating that NASDAQ has determined to delist the Company’s shares of common stock and will suspend trading of the Company’s common stock on the NASDAQ Stock Market effective at the open of business Tuesday, August 7, 2007.

Following the suspension of trading of the Company’s common stock on the NASDAQ Stock Market, the Company expects that its common stock will be quoted on the “Pink Sheets” beginning on August 7, 2007.  However, the Company has no control over its market makers’ activities.  If quoted on the Pink Sheets, the Company expects that the trading symbol of its common stock will remain the same (NTBK or NTBK.PK).  Information on the Pink Sheets can be found at its internet web site www.pinksheets.com.

Item 8.01 Other Events.

On August 3, 2007, NetBank received written notice from the Office of Thrift Supervision (the “OTS”) that NetBank was undercapitalized (the “Notice”).  NetBank is required to file a capital restoration plan with the OTS by no later than September 13, 2007 (the “Capital Plan”), which must satisfy OTS regulations governing such plans.

Due to NetBank’s capital category and as provided in the Notice, NetBank is subject to various restrictions, including limits on (i) capital distributions; (ii) growth in total assets; (iii) acquisitions of new companies or offices; (iv) engaging in any new lines of business; and (iv) accepting, renewing or rolling over of brokered deposits.  The Notice also provides that the OTS may not approve any requests that NetBank files for increases in compensation or payment of bonuses to senior executive officers until after the OTS has approved the Capital Plan.  The OTS may impose additional restrictions on NetBank through a prompt corrective action directive, and has indicated that it intends to issue such a directive in the near future.

In order for the Capital Plan to satisfy OTS regulations, the Company, as NetBank’s parent holding company, will be required to guarantee NetBank’s compliance.  As part of this guarantee, the Company must (i) take any actions required by it under the Capital Plan; (ii) take any actions necessary to enable NetBank to perform under the Capital Plan; and (iii) utilize its available assets (other than shares of NetBank itself) when directed to do so by the OTS, to enable NetBank to implement the Capital Plan.  As a result of the Company’s obligations under the Notice, the Company believes that its outstanding common stock may have little or no value.  Accordingly, investment in the Company’s common stock would be highly speculative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.

Date: August 6, 2007
	By:	/s/ James P. Gross
James P. Gross
Chief Financial Officer